UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2010

Revonergy Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-10822	98-0589723
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Landmark House
17 Hanover Square
London, United Kingdom		W1S 1HU
(Address of principal executive offices)		(Zip Code)

+44-207-993-5700
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS

On March 26, 2010, we agreed to issue 1,333,333 shares of our common stock, par value $0.001 (the “Shares”), together with warrants entitling the investor to purchase an additional 666,667 shares of our common stock at an exercise price of $0.40 per share (the “Warrants”), for an aggregate of $400,000.  The Warrants expire on March 31, 2011.  Together, the Shares and the Warrants constitute less than five percent of our issued and outstanding shares.

No general solicitation was used and the transaction was negotiated directly with our executive officers.  The investor represented in writing that it was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued.  The Shares and Warrants were issued pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.

On April 29, 2010, we issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Press release dated April 29, 2010	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVONERGY INC.
Registrant

Date: April 29, 2010	By:	/s/ Ravi K. Daswani
Ravi K. Daswani
Chief Executive Officer